Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to that certain employment letter dated as of March 2, 2004 (the “Employment Agreement”), and the subsequent amendment dated April 13, 2005, (the “First Amendment”), by and between Bally Technologies (formerly known as Alliance Gaming Corporation), a Nevada corporation (the “Company”) and Robert Luciano (“Luciano”), is made and entered into as of May 16, 2008, by and between the Company and Luciano (the “Second Amendment”).

WHEREAS, the Employment Agreement and the First Amendment provide for Luciano’s employment by Bally Gaming, Inc. (“Bally”), as Chief Technology Officer of Bally, and

WHEREAS, the Company and Luciano desire to amend the Employment Agreement and First Amendment as follows.

NOW THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             Section 3(c) of the First Amendment is hereby deleted in its entirety and replaced with the following:

(c)           from and after December 31, 2007, Luciano may devote up to 60% of his business time to interests other than the business of Bally.

2.             Section 4 of the First Amendment is hereby deleted in its entirety and replaced with the following:

4.             Expenses. Bally shall provide Luciano an allowance of $5,000 per month for expenses incurred by Luciano for housing, meals and family member travel in Las Vegas so long as Luciano maintains a home in Las Vegas while employed by the Company.

3.             The Section of the Employment Agreement entitled “Salary” is hereby deleted in its entirety and replaced with the following:

Salary. Effective as of January 1, 2008, your annual base salary will be $150,000 for all purposes under the Employment Agreement and the First Amendment.

4.             The Sections of the Employment Agreement entitled “Annual Bonus,” “Management Incentive Program,” “MIP Continuation” and the reference to “MIP Continuation” in the Section of the Employment Agreement entitled “Covenant not to compete” are hereby deleted in their entirety and replaced with the following:

Annual Bonus, MIP and Equity Grants. Bally may consider Luciano for an annual bonus and equity grants at Bally’s sole discretion.

5.             Section 1 of the First Amendment is hereby maintained with the addition of the following sentence:

Notwithstanding the foregoing, from and after January 1, 2008, Luciano’s title may be changed, at Bally’s sole discretion, to a different title, as Bally deems appropriate.

6.             Section 5 of the First Amendment is hereby modified such that reference to $250,000 is replaced by $150,000.

7.             The parties to this Second Amendment hereby agree and acknowledge that Bally will, to the extent reasonably practicable and permissible under applicable law and the terms of Bally’s medical benefit plans, provide Luciano and his eligible dependents with medical benefits under Bally’s medical plans for active employees at a time when Luciano is allowed to re-enter the medical plan; provided, however, if such re-entry is not practicable or permissible, Bally agrees to reimburse Luciano for his actual cost incurred in obtaining similar medical coverage either pursuant to COBRA or, if COBRA coverage is not available, through such alternate coverage as Luciano may obtain; provided, further, that such reimbursement shall in any event be limited to an amount similar to the costs incurred by Bally in providing comparable coverage to full-time employees under Bally’s medical benefit plans as in effect on the date hereof.

8.             Except as expressly modified by this Second Amendment, the Employment Agreement and First Amendment shall remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Luciano have duly executed this Second Amendment as of the date first above written.

BALLY TECHNOLOGIES

By:	/s/ Mark Lerner	By:	/s/ Robert Luciano
	Mark Lerner, Secretary		Robert Luciano